UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 20th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 317-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange
7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	LFTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

After the close of business on September 9, 2026, Lument Finance Trust, Inc. (the “Company”) effected the previously announced 1-for-10 reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock, par value $0.01 per share (the “Common Stock”). In connection with the Reverse Stock Split, the Company filed with the Maryland State Department of Assessments and Taxation two Articles of Amendment to its charter that provide for:

•	the 1-for-10 reverse stock split of the issued and outstanding shares of Common Stock, effective at 5:00 p.m., Eastern Time, on September 9, 2026 (the “Reverse Stock Split Amendment”); and

•	the par value of the Common Stock to be decreased from $0.10 per share (as a result of the Reverse Stock Split) back to $0.01 per share, effective at 5:01 p.m., Eastern Time, on September 9, 2026 (the “Par Value Amendment” and, together with the Reverse Stock Split Amendment, the “Amendments”).

The Reverse Stock Split Amendment provides that no fractional shares will be or remain issued and each stockholder otherwise entitled to a fractional share will be entitled to receive in lieu thereof cash in an amount equal to the product of the fractional share multiplied by $6.959. The Reverse Stock Split affected all holders of Common Stock uniformly and did not affect any holder’s percentage ownership interest, except for de minimis changes as a result of the elimination of fractional shares. The Reverse Stock Split did not affect the number of the Company’s authorized shares of Common Stock.

The Common Stock will continue to trade on the New York Stock Exchange under the symbol “LFT” and, starting on September 10, 2026, will trade on a post-split basis under a new CUSIP number. The new CUSIP number for the Common Stock is 55025L306.

The description of the Amendments in this Item 5.03 is qualified in its entirety by reference to Exhibits 3.1 and 3.2, which are filed with this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 9, 2026, the Company issued a press release announcing the completion of the Reverse Stock Split. A copy of the press release announcing the completion of the Reverse Stock Split is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed in “Item 7.01 Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. Furthermore, the furnishing of information under this Item 7.01 is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01	Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment (Reverse Stock Split Amendment).
3.2	Articles of Amendment (Par Value Amendment).
99.1	Press Release of Lument Finance Trust, Inc., dated September 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENT Finance Trust, Inc.

Date: September 14, 2026	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer